Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jul 31, 2003
Payment Date	Aug 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.106880%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2003	Jul 15, 2003	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	91,448,222	21,195,448	30,000,000	19,000,000	14,000,000	17,042,220
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.286880%	1.396880%	1.506880%	1.756880%	2.106880%
Interest/Yield Payable on the Principal Balance	101,338	25,495	38,928	28,745	25,400
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	101,338	25,495	38,928	28,745	25,400
Interest/Yield Paid	101,338	25,495	38,928	28,745	25,400

Summary

Beginning Security Balance	91,448,222	21,195,448	30,000,000	19,000,000	14,000,000	17,042,220
Beginning Adjusted Balance	91,448,222	21,195,448	30,000,000	19,000,000	14,000,000
Principal Paid	9,875,662	0	0	0	0	42,220
Ending Security Balance	81,572,560	21,195,448	30,000,000	19,000,000	14,000,000	17,040,143
Ending Adjusted Balance	81,572,560	21,195,448	30,000,000	19,000,000	14,000,000
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	95,060,238	23,720,913	26,290,524	11,829,217	5,625,788
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					1,846,545
Ending OC Amount as Holdback Amount						0
Ending OC Amount as Accelerated Prin Pmts						17,040,143

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1111163	$0.5311529	$0.4325303	$0.5042896	$0.6047526
Principal Paid per $1000	$10.8285771	$0.0000000	$0.0000000	$0.0000000	$0.0000000